SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                              OLD NATIONAL BANCORP
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)
                                     Indiana
                          (State or other jurisdiction)

                                   33-1539838
                     (I.R.S. Employer Identification Number)
                                 420 Main Street
                            Evansville, Indiana 47708
                                 (812) 464-1434
               (Address, including zip code, and telephone number,
             including area code of registrant's principal executive
                                    offices)


                               ONB CAPITAL TRUST I
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)
                                    Delaware
                          (State or other jurisdiction)

                                   33-6687059
                     (I.R.S. Employer Identification Number)
                                 420 Main Street
                            Evansville, Indiana 47708
                                 (812) 464-1434
               (Address, including zip code, and telephone number,
            including area code of registrant's principal executive
                                    offices)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [ ]

Securities Act registration statement file number to which this form relates:
333-87573

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

                  The Trust Preferred Securities, Series I will be issued by ONB Capital Trust I and guaranteed by Old National Bancorp to the extent set forth in the guarantee of Old National Bancorp. The description of the securities to be registered that will appear on pages S-14 and S-15 (under the caption "Certain Terms of the Preferred Securities"), pages 18 through 28 (under the caption "Description of Capital Securities"), pages 28 through 30 (under the caption "Description of Guarantees") and pages S-16 through S-20 (under the caption "U.S. Federal Income Tax Consequences") of the prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in answer to this Item.

Item 2.                    Exhibits

                  Not Applicable.

                                      * * *


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

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                        OLD NATIONAL BANCORP



                                        By:   /s/ James A. Risinger
                                           ------------------------
                                        Title:   Chairman/President/CEO



                                        ONB CAPITAL TRUST I
                                        By Old National Bancorp,
                                        as Depositor


                                        By: /s/ Jeffrey L. Knight
                                           ----------------------
                                        Title:   Corporate Secretary and General
                                                 Counsel


Dated: April 11, 2000



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